AMENDMENT TO SEVERANCE AGREEMENT

This Amendment To Severance Agreement ("Amendment") is made by and between Crown Castle International Corp., a Delaware corporation ("Company") and _______________ ("Executive").

Whereas, the Company and Executive desire to amend the Severance Agreement by and between the Company and Executive dated effective as of October 17, 2005, as amended by the First Amendment to Severance Agreement dated December 5, 2007 ("Agreement"), as set forth in this Amendment;

Now, Therefore, the Company and Executive, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree to amend the Agreement as follows:

  Section 1.22 is added to read as follows:

  "1.22 "Performance Awards" means any Stock Options or Restricted Stock Awards granted to Executive in 2009 or after with a stock price performance or other performance requirement for vesting that has not been satisfied as of the Date of Termination; provided, that employment by the Executive is not a performance requirement."

  Section 1.23 is added to read as follows:

  "1.23 "Target" means as to any Performance Awards the greater of (i) fifty percent (50%) or (ii) the target percentage or amount for such Performance Awards."

  Section 4.2 (c) is amended to read as follows:

  "(c) all Stock Options and Restricted Stock Awards held by the Executive shall become immediately vested and such Stock Options shall become immediately exercisable; provided, that the Target shall immediately vest as to any Performance Awards and the Executive shall continue to vest as to any Performance Awards in excess of Target as if the Executive was an employee of the Company after the Date of Termination."

  Except as amended by this Amendment, the Agreement shall remain in full force and effect.

Executed effective as of April 6, 2009, in multiple originals.

Company:

Crown Castle International Corp.

By _______________________________

Name: ____________________________

Title: _____________________________

Dated: April ___, 2009

Executive:

_________________________________

Dated: April ___, 2009